Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports 3rd Quarter 2010 Results

SUSSEX, WI, November 10, 2010 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported results for its third quarter ending September 30, 2010. This is the first quarter the Company is reporting results that include the July 2, 2010, acquisition of World Color Press, Inc. (“Worldcolor”). To assist in comparisons, references to pro forma measures assume that the acquisition of Worldcolor was completed on January 1, 2009.

Summary:

•                  Third Quarter 2010 net sales of $1.21 billion compared to pro forma net sales of $1.24 billion in third quarter 2009;

•                  Third Quarter 2010 Adjusted EBITDA of $159.2 million compared to pro forma Adjusted EBITDA of $197.3 million in third quarter 2009;

•                  Third Quarter 2010 Adjusted EBITDA margin of 13.2% compared to pro forma Adjusted EBITDA margin of 15.9% in third quarter 2009;

•                  Strong free cash flow used to pay down $44 million in debt since the Worldcolor acquisition closed; and

•                  Quick implementation of integration plans including the expected closure of six North American printing plants by year end, impacting approximately 2,400 positions.

“Our results in the third quarter were in line with our expectations,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “Revenues were down slightly versus the pro forma $1.24 billion due to lower volumes in the legacy Worldcolor business, contractual pricing inherited from legacy Worldcolor and continued pricing pressures from industry overcapacity. This was partially offset by increased volumes in the legacy Quad/Graphics business, as well as increases in paper and byproduct revenues. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily attributable to lower volumes and pricing, costs associated with catch-up retirement and incentive compensation expenses, and frictional costs associated with plant consolidations, which were partially offset by synergy savings.”

“The industry still has significant overcapacity, so Quad/Graphics will continue to remove excess capacity from its newly combined platform,” Mr. Quadracci said. “In addition, we plan to maintain our historic economic discipline that allows us to provide a return on capital greater than our cost of capital. This, in turn, allows us to continually reinvest in equipment, and industry-leading research and development and technological innovations to benefit our customers and drive value for our shareholders.”

“We are pleased that our strong free cash flow has allowed us to immediately begin reducing debt,” said John Fowler, Executive Vice President & CFO of Quad/Graphics. “In fact, even though we are seasonally in our peak need for working capital and are incurring integration-related costs, we have paid down $44 million in debt since the Worldcolor transaction closed.  We expect to continue to have strong cash flow in the fourth quarter, which will result in an increased rate of debt repayment through the end of the year.”

The Company continues to make significant progress with its integration plans and has moved quickly on implementation. Of the six North American plant closures the Company has announced or accelerated since completing the acquisition, three have closed already and the remaining three are expected to close by year end. In total, these plants represent the consolidation of nearly 2.7 million square feet of production space and impact approximately 2,400 positions.  In addition, the Company expects to complete the closure of Worldcolor’s Montreal headquarters by the end of 2010, which will result in the reduction of approximately 100 administrative positions.

“We spent a significant amount of time preparing for this extremely complex integration and we were ready to go from the start,” Mr. Quadracci said. “At the same time, our focus remains on serving our customers and ensuring their work is produced without disruption throughout this transition. We have been pleased by our customers’ favorable response to the acquisition and have been successful at retaining business with no significant loss of work.”

“We continue to be confident that we’ll achieve the $225 million in synergy savings on an annual run-rate basis within 24 months of closing the Worldcolor acquisition,” Mr. Fowler added. “As we move aggressively to close plants, we have begun to realize the anticipated, nonrecurring frictional costs associated with ramping down the plants slated for closure while simultaneously ramping up the facilities to where the work is moving. We expect these frictional costs to be completed by the time we finish the integration.

Mr. Fowler concluded: “Despite the complexities in this quarter due to the Worldcolor transaction and purchase accounting adjustments, we believe that the combination of synergy savings and strong free cash flow will allow us to both continue paying down debt and investing in the business, which will create substantial value for our shareholders.”

Simultaneously with its integration initiatives, the Company continues to invest in its platform and expand its products and services for the benefit of its customers. Recent examples include:

•                  A $23 million investment in its Canadian platform as part of restructuring its Canadian business to achieve efficiencies;

•                  A $20 million investment in its retail advertising insert platform, which includes two new high-speed presses for the Company’s Lomira, Wis., plant to strengthen its Midwest presence;

•                  A significant investment to expand digital printing capabilities in its U.S. book manufacturing platform; and

•                  The acquisition of HGI Company, a commercial and specialty products printer, to selectively grow in adjacent segments.

Mr. Quadracci stated that the Company has a clear vision for building its business by driving print as the foundation of coordinated multichannel marketing campaigns; enhancing the most modern, integrated and efficient platform in the industry; creating value for customers through its efficient and innovative distribution network; and empowering and investing in its workforce through training and development. “To do that, our focus has been on shoring up, investing in and moving forward,” he said. “We are shoring up our newly acquired assets, investing in opportunities like HGI that grow diversified streams of revenue and expand our print and print-related products and services, and moving the business forward through strategic initiatives in every market segment and geography where we have a presence.”

Three Months

For the three months ended September 30, 2010, as reported net sales were $1,208.7 million compared to pro forma net sales of $1,243.6 million in the same period in 2009. As reported Adjusted EBITDA and Adjusted EBITDA margin were $159.2 million and 13.2% compared to pro forma Adjusted EBITDA and pro forma Adjusted EBITDA margin of $197.3 million and 15.9% in the same period in 2009. As reported net sales were $1,208.7 million compared to as reported net sales of $471.6 million in the same period in 2009. On an as reported basis, Adjusted EBITDA was $159.2 million compared to $94.6 million in the same period in 2009.

As reported 2010 net loss attributable to common shareholders in the three months was $232.5 million, or ($5.01) per share, versus income of $28.4 million or $0.98 diluted earnings per share in the same period in 2009. The results for the third quarter of 2010 include $74.0 million in restructuring, impairment and transaction-related charges (of which $10.3 million is non-cash) associated with the Worldcolor acquisition and the recently completed public company registration process as well as a one-time non-cash income tax expense in 2010 of $200.5 million due to the recognition of net deferred tax liabilities as a result of the Company’s tax status changing from an S Corporation to a C Corporation.  Excluding the effects of restructuring, impairment and transaction-related charges in both years as well as the one-time non-cash tax adjustment in 2010, net earnings would have been $26.9 million or $0.58 diluted earnings per share in the three months ended September 30, 2010, versus net earnings of $20.0 million or $0.69 diluted earnings per share in the same period last year.

Year-to-Date

For the nine months ended September 30, 2010, pro forma net sales were $3,379.6 million compared to $3,511.9 million in the same period in 2009. Pro forma Adjusted EBITDA and Pro forma Adjusted EBITDA margin were $447.7 million and 13.2% compared to $417.6 million and 11.9% in the same period in 2009. As reported net sales were $2,006.6 million compared to as reported net sales of $1,275.9 million in the same period of 2009. On an as reported basis, Adjusted EBITDA was $278.8 million compared to $223.0 million in the same period in 2009.

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As reported 2010 net loss attributable to common shareholders in the first nine months was $276.7 million, or ($8.07) per share, versus as reported net income of $16.7 million or $0.57 diluted earnings per share in the same period of 2009. The results for the first nine months of 2010 include $111.6 million in restructuring, impairment and transaction-related charges (of which $34.7 million is non-cash) associated with the Worldcolor acquisition and integration and the consolidation of Quad/Graphics’ Poland legacy facilities into one location, as well as the one-time non-cash tax adjustment in 2010 of $200.5 million discussed above. Excluding the effects of restructuring, impairment and transaction-related charges in both years as well as the one-time non-cash tax adjustment in 2010, net earnings would have been $23.0 million or $0.67 diluted earnings per share in the first nine months of 2010 versus net earnings of $19.3 million or $0.66 per share in the same period in 2009.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically Adjusted EBITDA and Adjusted EBITDA margin. They are presented to provide additional information regarding Quad/Graphics’ performance and because both are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

Quad/Graphics will hold an earnings conference call at 10 a.m. ET on November 11, 2010, to discuss third quarter results, both GAAP as reported and pro forma including its acquisition of Worldcolor and will include a slide presentation of the highlights of the quarter. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics’ website at http://investors.qg.com.

The conference call can be accessed by phone or via a webcast with a slide presentation.

To access the call via phone, please call:

•                  (877) 217-9946  (US/Canada)

•                  (702) 696-4824 (International)

•                  Give the operator the Conference ID Number 21003878

To access the call via a webcast with slide presentation, please use this link, which will also be posted on the investor relations section of Quad/Graphics’ website: http://us.meeting-stream.com/quadgraphics111110/.

Prior to the call please ensure that you have the appropriate software. The web address listed above has instructions and a direct link to download the necessary software.  Please test your connection prior to joining to ensure a successful user experience: http://test.meeting-stream.com.

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A replay of the conference call will be available via phone and the Internet.

To access the replay via phone, please call (800) 642-1687 or (706) 645-9291 and enter the Conference ID number 21003878.

To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics111110/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe” or “continue” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics.  These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements.  Among such risks, uncertainties and other factors that may impact Quad/Graphics are: unexpected costs or liabilities related to the recently completed acquisition of World Color Press Inc., including the effects of purchase accounting that may be different from Quad/Graphics’ preliminary allocations; Quad/Graphics may be unable to achieve the estimated potential synergies expected from the acquisition or it may take longer or cost more than expected to achieve those synergies; failure to successfully integrate the operations of Quad/Graphics and World Color Press; changes in industry conditions, such as the competitive environment for companies in the printing industry; regulatory and litigation matters and risks; legislative developments or changes in laws; changes in macroeconomic conditions in the countries where Quad/Graphics operates, including the impact of such conditions on future volume and pricing; the impact of fluctuations in interest rates, commodity prices and foreign exchange rates; the effects of changes in political conditions and developments in the countries where Quad/Graphics operates; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics’ filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the Company’s forward-looking statements to make decisions with respect to Quad/Graphics.

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Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release.  Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts and circulars, direct mail products, books and directories. Headquartered in Sussex, Wis. (just west of Milwaukee), the company has approximately 28,000 employees working from approximately 80 locations throughout the United States, Canada, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today’s multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:

Barb Bolens, Quad/Graphics, 414-566-4959, IR@qg.com

Media Contact:

Claire Ho, Quad/Graphics, 414-566-2955, Claire.Ho@qg.com

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QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended September 30, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Three Months Ended September 30,
	2010	2009

Net sales	$1,208.7	$471.6

Cost of sales	938.8	331.1
Selling, general and administrative expenses	112.6	48.3
Depreciation and amortization	87.8	49.3
Restructuring, impairment and transaction-related charges	74.0	1.3
Total operating expenses	1,213.2	430.0

Operating income (loss)	(4.5)	41.6

Interest expense	31.1	15.8

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(35.6)	25.8

Income tax expense (benefit)	198.8	(0.2)

Earnings (loss) before equity in earnings of unconsolidated entities	(234.4)	26.0

Equity in earnings of unconsolidated entities	2.0	2.5

Net earnings (loss)	$(232.4)	$28.5

Net earnings attributable to noncontrolling interests	(0.1)	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(232.5)	$28.4

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$(5.01)	$1.01

Diluted	$(5.01)	$0.98

Weighted average number of common shares outstanding:
Basic	46.4	28.2

Diluted	46.4	29.0

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009

Net sales	$2,006.6	$1,275.9

Cost of sales	1,524.4	915.1
Selling, general and administrative expenses	209.5	142.3
Depreciation and amortization	185.3	147.4
Restructuring, impairment and transaction-related charges	111.6	10.0
Total operating expenses	2,030.8	1,214.8

Operating income (loss)	(24.2)	61.1

Interest expense	61.4	48.3

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(85.6)	12.8

Income tax expense	197.2	0.6

Earnings (loss) before equity in earnings of unconsolidated entities	(282.8)	12.2

Equity in earnings of unconsolidated entities	6.3	4.6

Net earnings (loss)	$(276.5)	$16.8

Net earnings attributable to noncontrolling interests	(0.2)	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(276.7)	$16.7

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$(8.07)	$0.59

Diluted	$(8.07)	$0.57

Weighted average number of common shares outstanding:
Basic	34.3	28.3

Diluted	34.3	29.2

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2010 and December 31, 2009

(in millions)

(UNAUDITED)

	September 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$36.8	$8.9
Receivables, less allowances for doubtful accounts	757.8	227.2
Inventories	299.2	87.3
Prepaid expenses and other current assets	60.9	7.4
Deferred income taxes	90.4	5.3
Restricted cash	5.9	—

Total current assets	1,251.0	336.1

Property, plant and equipment—net	2,349.8	1,677.3
Goodwill	790.8	39.6
Other intangible assets—net	384.7	10.0
Restricted cash	122.0	—
Equity method investments in unconsolidated entities	77.1	40.7
Other long-term assets	79.8	5.5

Total assets	$5,055.2	$2,109.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$230.2	$105.0
Income and other taxes payable	—	6.9
Amounts owing in satisfaction of bankruptcy claims	39.0	—
Accrued liabilities	454.1	144.8
Short-term debt and current portion of long-term debt	99.0	100.1
Current portion of capital lease obligations	15.2	7.6

Total current liabilities	837.5	364.4

Long-term debt	1,599.3	749.7
Unsecured notes to be issued	50.5	—
Capital lease obligations	44.4	15.8
Deferred income taxes	407.0	16.0
Other long-term liabilities	712.0	39.9

Total liabilities	3,650.7	1,185.8

Redeemable equity	12.0	141.5

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	0.8
Additional paid-in capital	1,000.2	77.8
Treasury stock	(301.9)	(304.5)
Retained earnings	693.0	1,011.2
Accumulated other comprehensive loss	(0.7)	(3.7)

Quad/Graphics common stock and other equity	1,392.0	781.6

Noncontrolling interests	0.5	0.3

Total common stock and other equity and noncontrolling interests	1,392.5	781.9

Total liabilities and shareholders’ equity	$5,055.2	$2,109.2

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009
Operating Activities
Net earnings (loss)	$(276.5)	$16.8
Adjustments to reconcile net earnings (loss) to net cash (used in) provided by operating activities	416.3	148.7
Changes in operating assets and liabilities—net of acquisitions	(156.9)	(55.3)
Net Cash (Used in) Provided by Operating Activities	(17.1)	110.2

Net Cash Used in Investing Activities	(119.2)	(72.2)

Net Cash Provided by (Used in) Financing Activities	165.3	(56.2)

Effect of exchange rates on cash and cash equivalents	(1.1)	3.1

Net Increase (Decrease) in Cash and Cash Equivalents	$27.9	$(15.1)

Cash and Cash Equivalents at Beginning of Period	8.9	18.8

Cash and Cash Equivalents at End of Period	$36.8	$3.7

QUAD/GRAPHICS, INC.

SEGMENT FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended September 30, 2010
North America Print and Related Services	$1,098.2	$56.6	$26.8
International	110.5	(9.9)	5.9
Total operating segments	1,208.7	46.7	32.7
Corporate	—	(51.2)	41.3
Total	$1,208.7	$(4.5)	$74.0

Three months ended September 30, 2009
North America Print and Related Services	$415.7	$50.3	$1.2
International	55.9	(6.5)	0.1
Total operating segments	471.6	43.8	1.3
Corporate	—	(2.2)	—
Total	$471.6	$41.6	$1.3

Nine months ended September 30, 2010
North America Print and Related Services	$1,782.5	$86.1	$27.7
International	224.1	(43.6)	31.5
Total operating segments	2,006.6	42.5	59.2
Corporate	—	(66.7)	52.4
Total	$2,006.6	$(24.2)	$111.6

Nine months ended September 30, 2009
North America Print and Related Services	$1,107.3	$78.1	$9.8
International	168.6	(10.8)	0.2
Total operating segments	1,275.9	67.3	10.0
Corporate	—	(6.2)	—
Total	$1,275.9	$61.1	$10.0

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended September 30,
	2010	2009

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(232.5)	$28.4

Interest expense	31.1	15.8
Income tax expense (benefit)	198.8	(0.2)
Depreciation and amortization	87.8	49.3

EBITDA (Non-GAAP)	$85.2	$93.3
EBITDA Margin (Non-GAAP)	7.0%	19.8%

Restructuring, impairment and transaction-related charges (1)	74.0	1.3

Adjusted EBITDA (Non-GAAP)	$159.2	$94.6
Adjusted EBITDA Margin (Non-GAAP)	13.2%	20.1%

(1)     Operating results for the three months ended September 30, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2010	2009

Employee termination costs (a)	$21.5	$1.3
Impairment charges (b)	6.4	—
Transaction-related charges (c)	32.1	—
Integration costs (c)	8.1	—
Other restructuring charges (d)	5.9	—

Restructuring, impairment and transaction-related charges	$74.0	$1.3

(a)     Employee termination costs resulted from severance payments for plant closures and various reductions in force.

(b)     Impairment charges resulted from impairment charges on assets related to the August 2010 announcement of the Reno, Nevada plant closure.

(c)     Transaction-related charges and integration costs resulted from the acquisition of World Color Press.

(d)     Other restructuring charges resulted from utility contract costs, lease termination costs, equipment moves and employee relocation costs.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Nine Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(276.7)	$16.7

Interest expense	61.4	48.3
Income tax expense	197.2	0.6
Depreciation and amortization	185.3	147.4

EBITDA (Non-GAAP)	$167.2	$213.0
EBITDA Margin (Non-GAAP)	8.3%	16.7%

Restructuring, impairment and transaction-related charges (1)	111.6	10.0

Adjusted EBITDA (Non-GAAP)	$278.8	$223.0
Adjusted EBITDA Margin (Non-GAAP)	13.9%	17.5%

(1)     Operating results for the nine months ended September 30, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2010	2009

Employee termination costs (a)	$22.7	$10.0
Impairment charges (b)	30.8	—
Transaction-related charges (c)	41.0	—
Integration costs (c)	10.3	—
Other restructuring charges (d)	6.8	—

Restructuring, impairment and transaction-related charges	$111.6	$10.0

(a)     Employee termination costs resulted from severance payments for plant closures and various reductions in force.

(b)     Impairment charges resulted from impairment charges on assets related to the June 2010 announcement of the Pila, Poland plant closure and the August 2010 announcement of the Reno, Nevada plant closure.

(c)     Transaction-related charges and integration costs resulted from the acquisition of World Color Press.

(d)     Other restructuring charges resulted from utility contract costs, lease termination costs, equipment moves and employee relocation costs.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010 (actual)	2009 (pro forma)	2010 (pro forma)	2009 (pro forma)

Net sales	$1,208.7	$1,243.6	$3,379.6	$3,511.9

Cost of sales	938.8	939.2	2,596.5	2,759.1
Selling, general and administrative expenses	112.6	109.5	341.5	339.6
Depreciation and amortization	87.8	89.6	280.0	274.5
Restructuring, impairment and transaction-related charges	74.0	16.2	157.9	43.8
Total operating expenses	1,213.2	1,154.5	3,375.9	3,417.0

Operating income (loss)	(4.5)	89.1	3.7	94.9

Interest and financial expense	31.1	22.2	100.8	78.1

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(35.6)	66.9	(97.1)	16.8

Income tax expense	198.8	26.5	164.6	26.4

Earnings (loss) before equity in earnings of unconsolidated entities	(234.4)	40.4	(261.7)	(9.6)

Equity in earnings of unconsolidated entities	2.0	2.6	6.3	4.6

Net earnings (loss)	$(232.4)	$43.0	$(255.4)	$(5.0)

Net earnings attributable to noncontrolling interests	(0.1)	(0.2)	(0.2)	(0.2)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(232.5)	$42.8	$(255.6)	$(5.2)

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and World Color Press for the respective periods, giving effect to the acquisition of World Color Press as of January 1, 2009. Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.

PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three and Nine Months Ended September 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010 (actual)	2009 (pro forma)	2010 (pro forma)	2009 (pro forma)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(232.5)	$42.8	$(255.6)	$(5.2)

Interest and financial expense	31.1	22.2	100.8	78.1
Income tax expense	198.8	26.5	164.6	26.4
Depreciation and amortization	87.8	89.6	280.0	274.5

EBITDA (Non-GAAP)	$85.2	$181.1	$289.8	$373.8
EBITDA Margin (Non-GAAP)	7.0%	14.6%	8.6%	10.6%

Restructuring, impairment and transaction-related charges	74.0	16.2	157.9	43.8

Adjusted EBITDA (Non-GAAP)	$159.2	$197.3	$447.7	$417.6
Adjusted EBITDA Margin (Non-GAAP)	13.2%	15.9%	13.2%	11.9%

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and World Color Press for the respective periods, giving effect to the acquisition of World Color Press as of January 1, 2009. Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.